JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share, of Sunbeam Corporation and further agree that this Joint Filing Agreement (this "Agreement") be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

Dated as of: April 8, 1998



                                            MAFCO HOLDINGS INC.




                                            By: /s/ Glenn P. Dickes
                                               Name: Glenn P. Dickes
                                               Title: Senior Vice President






                                            COLEMAN (PARENT) HOLDINGS INC.




                                            By: /s/ Glenn P. Dickes
                                               Name: Glenn P. Dickes
                                               Title: Vice President








                                                   /s/ Ronald O. Perelman
                                                   Ronald O. Perelman